EXHIBIT 10.14

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

                                                        As of February 18, 1998

         THIS SECOND AMENDMENT is made to the May 30, 1997 Loan and Security Agreement, as amended (the "Loan Agreement") between

         BankBoston Retail Finance Inc., (formerly known as "GBFC, Inc."), a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts, as Administrative Agent for the ratable benefit of the "Lenders" and as a "Lender;

         Fleet National Bank, a national banking association with offices at One Federal Street, Boston, Massachusetts, as Co-Agent for the ratable benefit of the Lenders and as a "Lender;

                  and

          JBI, Inc. a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02012, as "Lead Borrower" and as agent for the "Borrowers", being the following:

                           JBI, Inc.;

          MorseShoe, Inc. (a Delaware corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts, 02012); and

          JBI Holding Company, Inc. (a Delaware corporation with its principal executive offices at 900 Market Street, Wilmington, DE, 19801),

          in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                                       WITNESSETH:
         1.       AGREEMENT TO AMEND

         Provided each of those "Conditions to Amendment" set forth in Section 2, below, is satisfied timely as provided in that Section, the Loan Agreement shall be amended, as set forth below, such amendment to take effect as of February 18, 1998, it being understood, however, that in the event that any of such conditions is not satisfied by 5:00PM (Boston Time) on the deadline date for that condition (as stated in Section 2), then such amendment shall become null and void, effective as of 5:00PM (Boston Time) on the subject deadline date:

         Section 1-1(b) of the Loan Agreement is amended to read as follows:

                  (b) As used herein, the term "Availability" refers at any time to the lesser of (i) or (ii), below, where:

         (i)      Is the result of:
                  (A)     The Loan Ceiling.
                                    Minus
                  (B) The then unpaid principal balance of the Loan Account. Minus (C) The then aggregate of such Availability Reserves as may have been established by the Administrative Agent as provided herein.
                                    Minus
                  (D)  The then outstanding Stated Amount of all L/C's.

         (ii)     Is the result of:
                  (A)  Up the lesser of
                  (I)    (1) During the calendar  months of November
                         and December: Twelve Million Dollars ($12,000,000.00).
                         (2) At all other times: Ten Million Dollars ($10,000,000.00)
                                            or
                  (II)   Eighty-Five  Percent  (85%) of  the  face  amount   of
                         Acceptable Accounts.
                         Plus

     (B)Up to the following percentage of the Retail of Acceptable  Inventory:
                  (I)    Through June 30, 1997: 30%.
                  (II)   After June 30, 1997         : 25%.
                                 Plus
                  (C) "O/A Availability", being up to the following percentage of the Retail of Acceptable Inventory (the result of which percentage is reduced, however, dollar for dollar by the aggregate of all Canadian
                       Settlement Payments):
                  (I)    February 15 to 28, 1998    : 2.5%
                  (II)   March 1 to 31, 1998                : 3.5%
                  (III)  April 1 to April  30, 1998 : 2.5%
                  (IV)   May 1 to May 31, 1998      : 2.5%
                  (V)    All other times                    : Zero
                          Plus
                  (D)  Up to the lesser of
                  (I) Seven Million Five Hundred Thousand Dollars ($7,500,000.00). or
                  (II) The following percentage of the Cost of Acceptable In-Transit Inventory:
                          (1)   Through June 30, 1997: 55%.
                          (2)   After June 30, 1997        : 50%.
                          Minus
                   (E) The then unpaid principal balance of the Loan Account.
                          Minus
                   (F) The then  aggregate of such  Availability  Reserves
                       as may have been established by the Lender as provided herein.
                          Minus
                    (G) The then  outstanding  Stated  Amount of all L/C's.

Section 1-5 of the Loan Agreement is Amended to read as follows:

         1-5.     Requests For Revolving Credit Loans.
                  (a) Subject to the limitations included in this Agreement, the Lead Borrower shall have the option to elect an interest rate and Interest Period to be applicable to a Revolving Credit Loan by giving the Administrative Agent notice within the time frames set forth in Section 1-5(c).
                  (b) Loans which are, or which otherwise would be converted to a Base Rate Loan, shall be, or be converted to, an O/A Loan to the extent that such Revolving Credit Loan is supported by O/A Availability.
                  (c) Subjection to Section 1-5(b), the following are the time frames applicable to the election of interest rates and Interest Periods:
                           (i) If such Loan is, or is to be converted to a Base Rate Loan: By 1:00PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted.
                           (ii) If such Loan is, or is to be continued as a Eurodollar Loan: By 1:00PM Three (3) Business Days before the end of the then applicable Interest Period.
                           (iii) If such Loan is to be converted to a Eurodollar
         Loan: By 1:00PM Three (3) Business Days before the day on which such conversion is to take place.
                  (d) Provided that there is sufficient Availability to support the same, (but subject, however, to Subsection 1-8(d), below (which deals with the effect of a Suspension Event)), a loan or advance under the Revolving Credit so requested by the Lead Borrower shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or as otherwise instructed by the Lead Borrower.

         Section 1-6(a) of the Loan Agreement is amended to read as follows:

                  (a) Except as provided in Sections 1-6(a)(i), (ii), and (iii), each Revolving Credit Loan shall bear interest at the Base Rate.
                       (i)      O/A Loans shall bear interest at the O/A Rate.
                       (ii) If  timely  notice  is  given  (as  provided  in
         Section 1-5(a)), then the subject Revolving Credit Loan (or a portion thereof) shall be, or shall be converted to, a Eurodollar Loan.
                       (iii) Revolving Credit Loans shall be deemed O/A Loans in the following order (and in all instances, only to the extent that the subject Revolving Credit Loan is then supported by O/A Availability) and shall cease to be deemed O/A Loans in the reverse of the following order:
                                    (A)     First:   Base Rate Loans.
                                    (B)     Second:  Eurodollar Loans.

         Section 1-6(f) of the Loan Agreement is amended to read as follows:

                  (f) The margins, applicable to the various interest options available to the Borrowers pursuant hereto, are subject to change as described on Pricing Grid I and Pricing Grid II, respectively included in the definition of "Pricing Grid", as then applicable.

         Section 1-11(a) of the Loan Agreement is amended to read as follows:

                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to O/A Loans, then to Base Rate Loans, and only then to Eurodollar Loans.

         Section 1-11(b) of the Loan Agreement is amended to read as follows:

                  (b) The Borrowers, without notice or demand from any Agent or any Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed Maximum Loan Exposure. Such payments shall be applied first to O/A Loans, then to Base Rate Loans, and only then to Eurodollar Loans.


         Article 3 (Definition of "EBITDA") of the Loan Agreement is amended to read as follows:

         "EBITDA":The   Borrowers'   Consolidated   earnings   from   continuing
                  operations before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP and before any charge on account of the settlement of the "Maxwell Litigation" (so-called). Consolidated earnings from continuing operations shall not, in any event, include any Canadian Settlement Payments or other amounts received by any Borrower or any Related Entity on account of, or in respect to, the Canadian Action),

         Article 3 (Definition of "Interest Payment Date") is amended to read as follows:

         "Interest Payment Date":  With reference to:
                           (a) Any Eurodollar Loan: the last day of the Interest
                  Period relating thereto, the Termination Date, and the End Date, except that, to the extent that, by reason of Section 1-6(a)(ii), interest on any part of such Eurodollar Loan accrues at the O/A Rate, the "Interest Payment Date" for the difference between interest at the O/A Rate and at the applicable Eurodollar Rate shall be the same as the Interest Payment Date for O/A Loans.
                           (b) Any Base Rate Loan: the first day of each month;
                  the Termination Date; and  the End Date.
                           (c) Any O/A Loan: the first day of each month; the
                  Termination Date; and the End Date.

         Article 3 (Definition of "Interest Period") is amended to read as follows:

         "InterestPeriod":  (a) With respect to each Eurodollar Loan: Subject to
                  Subsection (d), below, the period commencing on the date of the making or continuation of, or conversion to, such
                  Eurodollar Loan and ending one, two, or three months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 1-5(a)) to the Administrative Agent.
                           (b) With respect the O/A Loan: the period  commencing
                  on the date of the making of such O/A Loan and ending (with respect to all or a portion of the O/A Loan) on that day on which, and to the extent that, O/A Availability is not needed to support the unpaid principal balance of the Revolving Credit Loans.
                           (c) With  respect to each Base Rate Loan:  Subject to
                  Subsection (d), below, the period commencing on the date of the making or continuation of or conversion to such Base Rate Loan and ending on that date (i) as of which the subject Base Rate Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 1-5(a)) to the Administrative Agent, or (ii) on which the subject Base Rate Loan is paid by the Borrowers.
                           (d) The setting of Interest Periods is in all instances subject to the following:
                                    (i)  Any Interest Period for a Base Rate
                           Loan which would otherwise end on a day
                           which is not a  Business  Day  shall  be  extended
                           to the next  succeeding Business Day.
                                    (ii) Any Interest Period for a Eurodollar
                           Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.
                                    (iii) Subject to Subsection (v), below,  any
                           Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.
                                    (iv)  Subject  to   Subsection   (vi),   any
                           Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.
                                    (v) Except as provided in  Subsection  (vi),
                           below, the Borrower shall not request any Eurodollar Loan which would have an Interest Period of less than one (1) month.
                                    (vi) For the periods (A) commencing with the
                           execution of the within Agreement and ending on June 30, 1997 and (B) consisting of the last month prior to the Maturity Date, the Borrower may request Eurodollar Loans otherwise permitted by this Agreement, but with Interest Periods of 7, 14, and 21 days.
                                    (vii) The  number  of  Interest  Periods  in
                           effect at any one time is subject to Section 1-6(c), above.


         Article 3 (Definition of "Pricing Grid") is amended to read as follows:
         "Pricing Grid":  (I) For any month (a) during  any part of which  month
                  "O/A Availability" is greater than zero (whether or not any O/A Loan is made) or (b) Pricing Grid II is not effective, the Eurodollar Margin, Base Margin, the O/A Margin, and Line Fee shall be as follows:

                               PRICING GRID I

EURODOLLAR MARGIN          BASE MARGIN      O/A Margin        LINE FEE
(Basis Points)             (Basis Points)   (Basis Points)    (Percentage)
275%                           100               250            0.375%

                                    (II) For any month during which both (a)"O/A
                  Availability" is zero and (b) Excess Availability on each day of the immediately prior month was greater than $5,000,000.00, the Eurodollar Margin, Base Margin, and Line Fee shall be determined in accordance with Pricing Grid II.

                                  PRICING GRID II

EURODOLLAR MARGIN                 BASE MARGIN               LINE FEE
(Basis Points)                    (Basis Points)            (Percentage)
225                                   50                        0.375%



         Article 3 (Definitions) is amended by the addition of the following Definitions in alphabetical order therein:

"Allowable Canadian Settlement Deductions": The aggregate of the following:
                           (a)      The Canadian Cost Fund.
                           (b) Backup withholding, not to exceed 5%, of any settlement or payment made on account of, or in respect to, the Canadian Action, other than the payment described in Subsection (a) of this definition.
                           (c) Canadian federal and provincial income tax due on
                  account of any settlement or payment made on account of, or in respect to, the Canadian Action.

"Canadian Action":  The action in the Provincial Court of Ontario,  styled Morse
     Shoe (Canada) Limited and Zellers Inc., et al (Court File No. 91-CQ-6044).

"Canadian Cost Fund":  Cdn$800,000.00  paid in trust to Borden & Elliot pursuant to subparagraph 2(k) of the Agreement dated February 12, 1998, between counsel to the Canadian Action.
 "Canadian Settlement Payments":    The aggregate of
                           (a) Cash  proceeds  (net only of  Allowable  Canadian
                  Settlement Deductions) received by, or for the account of any Borrower or for Morse Canada, on account of the subject matter of the Canadian Action, plus
                           (b) The amount (if any) remaining after the application of amounts netted against such cash proceeds
                  (clause (a) of this Definition) for the purposes stated or referred to in clauses (a), (b), or (c) of the Definition of "Allowable Canadian Settlement Deduction".

         "Morse Canada":   Morse Shoe (Canada) Limited.

"O/A Availability": That percentage of Acceptable Inventory (net of the aggregate of all Canadian Settlement Payments) which is determined in accordance with Section 1-1(b)(ii)(C).
"O/A Loan": The unpaid principal balance of all Revolving Credit Loans which are then supported by O/A Availability. -
"O/A Margin":  The per  annum  percentage  to be added to  Base,  as  determined pursuant to the Pricing Grid.
"O/A Rate":  The aggregate  (calculated  based on a 360 day year and actual days elapsed) of Base plus the applicable O/A Margin.
         Section 7-2 of the Loan Agreement is amended to read as follows:

7-2. Proceeds and  Collection  of Accounts and Canadian  Settlement  Payments
                  (a) On or before the Cash Management Date, and at all times thereafter, each Borrower shall cause each Host Store to pay all amounts owed by that Host Store to such lockbox or remittance account as may from time to time be required by the Administrative Agent. Such lock box or remittance account shall be swept to the Concentration Account with such frequency as may from time to time be determined by the Administrative Agent.
                  (b) The Lead Borrower shall cause all Canadian Settlement Payments to be wire transferred to the Concentration Account no later than five
(5) Business Days following receipt of any such Canadian Settlement Payment by a Borrower or by Morse Canada. In the event that, at that time, it appears that the Canadian Cost Fund is not sufficient to satisfy payment of accrued and reasonably anticipated costs and expenses associated with the prosecution and settlement of the Canadian Action, the Lead Borrower, with the consent of the Administrative Agent (which consent will not be unreasonably withheld or delayed), may adopt a tax efficient method to assure payment of such costs and expense.

         Section 9-3(a) of the Loan Agreement is amended by the addition of the following Section:

                  (v) Any fact, circumstance, or development in the Canadian Action or any dispute resolution procedure adopted to resolve the subject matter of the Canadian Action which has more than a de minimus effect on any Borrower or on Morse Canada.

         Section 9-3(b) of the Loan Agreement is amended by the addition of the following Section:

                  (vi) Provide the Administrative Agent and its counsel, when sent or received by any Borrower or by Morse Canada, all nonprivileged correspondence, written communications, pleadings, and rulings in the Canadian Action or any dispute resolution procedure adopted to resolve the subject matter of the Canadian Action, other than correspondence, written communications, pleadings, and rulings of a de minimus nature.

         Section 10-14, to read as follows, is added to the Loan Agreement:

         10-14.   Morse Canada.
                  (a) The abandonment, by Morse Canada, of its claims arising out of the facts and circumstances which formed the basis for the Canadian Action.
                  (b) The granting, creation, levying, or imposition of any lien or Encumbrance on any asset of Morse Canada.
                  (c) Morse Canada's engaging in any business activities or incurring of any obligations or indebtedness other than in its prosecution of the Canadian Action.

         EXHIBIT  9-11(a)   of  the  Loan   Agreement   (Financial   Performance
                  Covenants) is amended by its replacement with EXHIBIT 9-11(a) annexed to this Second Amendment.

         2.       CONDITIONS TO EFFECTIVENESS OF AMENDMENT

         The within Amendment shall remain effective only if each of the following conditions is satisfied on or before 5:00PM (Boston Time) on the deadline date for the subject condition:

(a) Deadline Date: February 19, 1998: Receipt by the Administrative Agent, for the account of the Lenders, of an Amendment Fee of $125,000.00.
                  (b)      Deadline Date: February 20, 1998:

                           (i) Creation of a perfected security interest, in favor of the Administrative Agent (for the ratable benefit of the Lenders), in all capital stock of Morse Shoe (Canada) Limited, which security interest secures the Liabilities, (which security interest shall be created pursuant to a Stock Pledge Agreement substantially similar to those executed by certain Borrowers on or about May 30,
         1997).

                           (ii) Receipt by the Administrative Agent of a Certificate, executed by the Lead Borrower's President or its Chief Financial Officer, respectively confirming that no Suspension Event is then extant.


                  (c)      Deadline Date: February 25, 1998:

                           (i) Receipt by the Administrative Agent of a Certificate setting forth the text of the resolutions adopted by the Directors of each Borrower authorizing that Borrower's execution of the within Amendment, and attesting to the authority of the persons who executed the within Amendment on behalf of that Borrower.

                           (ii) Receipt by the Administrative Agent of an opinion of counsel to the Borrowers as to the due execution and effectiveness of the within Amendment (which opinion is subject only to the same qualifications as had been included in the opinion delivered by that counsel at the initial execution of the Loan Agreement).

         Each Borrower hereby represents that, at the execution of the within Agreement, no Suspension Event has occurred.

         Except as amended hereby or by the First Amendment to the Loan Agreement, all terms and provisions of the Loan Agreement shall remain in full force and effect as executed.





                                               THE AGENTS AND LENDERS

BANKBOSTON RETAIL FINANCE INC.                 FLEET NATIONAL BANK
(Formerly "GBFC, Inc.")

By/s/Elizabeth A. Ratto                        By /s/Gregory Kress

Print Name:Elizabeth A. Ratto                  Print Name: Gregory Kress

Title: Vice President                          Title:Assistant Vice President



                                                       THE LEAD BORROWER
                                                       JBI, INC.


                                               By /s/ Philip Rosenberg

                                               Print Name: Philip Rosenberg

                                               Title:Executive Vice President

THE BORROWERS
JBI, INC.                                      MORSE SHOE, INC.

By /s/Philip Rosenberg                         By /s/ Philip Rosenberg

Print Name: Philip Rosenberg                   Print Name: Philip Rosenberg

Title: Executive Vice President                Title:Executive Vice President

JBI HOLDING COMPANY, INC.

By /s/Philip Rosenberg

Print Name:Philip Rosenberg

Title: Executive Vice President